EXHIBIT 10.2

FINAL DRAFT VERSION 3-27-02
LEASE AGREEMENT FOR 213-215 MADISON,
BROOKLYN, ILLINOIS

1.
PARTIES.    This Lease Agreement is made and entered into as of May 1,2002, by and between RELMSS Service, Inc. hereinafter referred to as “Landlord,” and VGC HOLDINGS, INC, A COLORADO CORPORATION, hereinafter referred to as “Tenant.”

2.
PREMISES.    Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and conditions herein set forth, a building, improvements and parking lot commonly known as 213-215 Madison, Brooklyn, Illinois, hereinafter referred to as the “Premises,” and more particularly described in the attached Legal Description marked Exhibit A.

3.
LEASE TERM AND COMMENCEMENT DATE.    This Lease shall be for a term of five years, and shall commence on May 1, 2002, and shall end on last day of April 31,2007, hereinafter referred to as the “Termination Date. “

4.	RENT AND TRIPLE NET EXPENSES:

(i)
Base Rent for the Premises for the Lease Term is $900,000.00, which is to be paid in monthly, consecutive installments of $15,000.00/mo commencing with the first such installment payment being paid to the Landlord on or before May 1,2002, and the same amount to be paid on the 1st day of each consecutive month thereafter for a total of sixty (60) installment payments, which covers the five (5) year term of the Lease.

(ii)
Additional Rent consists of all expenses, INCLUDING ALL TAXES AND INSURANCE, related to ownership, occupancy, and operation of the Premises and any conducted or maintained therein. Such expenses include, but are not limited to all real and personal property taxes, and all other expenses related to the upkeep and maintenance of the parking lot, the building structure, the HVAC, electrical, roof and plumbing systems contained within or without the Premise.

5.
LATE FEES.    Tenant agrees to pay Landlord a late fee of 5% of the monthly lease payment amount on any monthly rent payment that has not been received by the Landlord within ten (10) days of being due hereunder.

6.
PLACE OF RENT PAYMENT/NO OFFSET.    AJI rent shall be paid to Landlord without deduction or offset (except as provided in the Offset provision in paragraph 46) in lawful money of the United States of America, and delivered or sent to:

RELMSS SERVICE, INC.
ATTENTION: JAMES LICHTY
2812 SW MAXFIELD
TOPEKA, KANSAS 66614
[785-478-0060]

Or such other person and/or place as Landlord may from time to time designate in writing.

7.
TENANT EXPENSES.    The Tenant is and shall be responsible for, and shall pay when due, and cause no prejudice to the Landlord, ALL those expenses related to the operation of Tenant’s business at the Premises. These expenses include, but are not limited to, all utility expenses, all insurance required under this lease and all insurance expense otherwise related to Tenant’s business operation, any taxes and expense for maintenance. Tenant finish or signage

8.	INSURANCE.

(i)	Tenant shall maintain a minimum of:

(a)
$1,000,000.00 [each person] premises liability coverage, to include coverage for liability arising from claims or cases involving those activities or events giving rise to Lessor or Lessee liability exposures as are referenced in 235 ILCS 5/6-21

(b)	$1,000,000.00 for property damage.

(ii)
Tenant shall cause Landlord to be scheduled as an “Additional Insured” and a “Loss Payee” on all of these coverages, and on the date of Closing and on April 1, of each year of the Lease Term the Tenant shall deliver to the Landlord written certification of insurance that complies with all of the provisions set out in subparagraph (i) and (ii) above.

(iii)	Failure to supply such certification is an event of default of this Lease Agreement.

9.	LANDLORD EXPENSES. Tenant agrees to pay on demand any expenses incurred by Landlord to keep the Tenant’s Premises in compliance with any City, State or Federal law or regulation.

10.	SECURITY DEPOSIT. There is no security deposit required on this Lease.

11.
USE OF PREMISE.    Tenant’s use and occupancy of the Premises shall be for the purpose of operating a bar and adult nightclub featuring live, nude entertainment. Tenant may use the Premises for any other lawful use only with the prior written consent of Landlord, which shall not be unreasonably withheld.

12.
USES PROHIBITED.    Tenant shall not do or permit anything to be done in or about the Premises or the Building that would jeopardize the Landlord’s interests or status in the current City zoning of the Premises or Building. Nor shall the Tenant bring or keep anything upon or about the Premises or Building which will in any way increase the existing rate for fire or other insurance upon the Building or any of its contents or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Nor shall the Tenant allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on, or about the Premises. Tenant shall not commit or allow to be committed any waste in or upon the Premises. Tenant shall not cause or permit any hazardous or toxic substance, material, or waste to be stored about the Premises.

13.	COMPLIANCE WITH LAW.

(i)	Tenant shall comply with all city, state and federal law and regulations.
(ii)	Tenant shall comply with all liquor law and regulations.
(iii)	Tenant shall not use or permit the use of the Premises in any way in conflict with any law or governmental rule.
(iv)	Tenant shall, at Tenant’s sole cost, promptly comply with all laws, codes and governmental rules applicable to its business or in any way related to the Premises.

14.	USE AND CONTROL OF PREMISES:

(i)	The Tenant shall have sole and exclusive control of the Premises, including the parking lot, during the Lease Term.
(ii)	The Tenant, its invitees, and vendors may use all areas of the Premises including the parking lot.
(iii)	The Tenant shall take all reasonable precautions to eliminate and warn other persons on the Premises respecting any dangerous conditions therein.
(iv)	Parking areas shall be used for vehicle parking only and not for storage, and garbage and refuse awaiting collection shall be stored per applicable City Code and away from public view.

15.	LANDLORD ALTERATIONS AND ADDITIONS: There is no agreement that the Landlord perform any construction or tenant finish or improvement as part of this Lease Agreement.

16.
ALTERATIONS AND ADDITIONS.    Tenant shall not make or allow to be made any alterations, improvements, or changes to the Premises without the prior written consent of Landlord, and all improvements, alterations, or changes so made shall become a part of the leased Premises and shall belong to Landlord upon expiration or sooner termination of this Lease. [Unless Tenant exercises its option to Purchase the Premises]. In the event Landlord consents to the making of any alterations, additions, or improvements to the Premises by the Tenant, Tenant shall make the same, at Tenant’s sole cost and expense.

17.	MAINTENANCE AND REPAIRS. Responsibility for maintenance and repairs at or upon the Premises during the Lease Term shall be the exclusive responsibility of the Tenant.

18.
TENANT’S OBLIGATIONS.    By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being clean and in good order, condition, and repair. Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof in good condition and repair. Tenant shall, upon the expiration of this Lease, surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant only excepted. [Unless the Tenant exercises its option to purchase the Premises]. Any damage to adjacent property caused by Tenant’s use of the Premises shall be repaired at the sole cost and expense of Tenant.

19.	LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant.

20.
HOLD HARMLESS.    To the extent permitted by law, and except to the extent of Landlord’s negligent acts or omissions. Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant’s use of the Premises or from the conduct of Tenant’s business or from any activity, work, or other things done, permitted, or suffered by Tenant in or about the Premises, and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease or arising from any act or negligence of Tenant or any officer, agent, employee, guest, licensee or invitee of Tenant, and from all costs, attorneys’ fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon. In any action or proceeding brought against Landlord by reason of such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. This indemnification shall survive termination of this Lease. To the extent permitted by law. Tenant hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises from any cause other than the negligence of Landlord, and Tenant hereby waives all claims in respect thereof against Landlord. Landlord or Landlord’s agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, or rain which may leak from any part of the Premises or from the pipes, appliances, or plumbing works therein or from the roof, street, or subsurface, or from any other place resulting from dampness, or from any other cause whatsoever, unless caused by or due to the negligence of Landlord or Landlord’s agents. Tenant shall give immediate notice to Landlord in case of casualty or accident incident or claim associated with the Premises.

21.
SUBROGATION.    As long as their respective insurers so permit. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, and other property insurance policies existing for the benefit of the respective parties. Each party shall apply to their insurers to obtain said waivers. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver.

22.
PERSONAL PROPERTY INSURANCE.    Tenant shall, at Tenant’s cost, maintain, as named insured, fire and extended coverage insurance on the Premises’ its operation, and any leasehold improvements, personal property, inventory, and contents of the Premises. Tenant acknowledges that Landlord has no obligation or responsibility to insure Tenant’s personal property or leasehold improvements from acts or events not proximately caused by the Landlord.

23.
WORKERS’ COMPENSATION.    To the extent required by law. Tenant shall maintain all workers’ compensation or similar insurance in the form and amounts required by law, and as applicable to the Tenant’s business operation and workers upon Tenant’s premises.

24.
CONTRACTOR’S INSURANCE.    Prior to engaging any contractor. Tenant shall require any contractor performing work on the Premises at Tenant’s request or on Tenant’s behalf to carry and maintain such insurance as Landlord may require from time to time, including contractor’s liability coverage and workers’ compensation insurance.

25.
UTILITIES.    Tenant shall pay for all water, gas, heat, light, power, sewer charges, telephone service, and all other services and utilities supplied to the Premises or Building together with any taxes thereon. Tenant shall indemnify and save Landlord harmless against any liability or damages on such accounts.

26.
PERSONAL PROPERTY TAXES.    Tenant shall pay or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all of Tenant’s leasehold improvements, equipment, furniture, fixtures,and any other personal property located in the Premises.

27.
ENTRY BY LANDLORD.    At any and all reasonable times during regular business hours, upon one day’s prior notice to Tenant, OR IMMEDIATELY IN THE EVENT OF AN EMERGENCY, Landlord reserves and shall have the right to enter the Premises to inspect the same for safety and to check on compliance with these Lease terms, and to submit the Premises to prospective purchasers or tenants, to repair the Premises that the Landlord may deem necessary or desirable, without abatement of rent or waiver of any Tenant obligation herein, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, using best efforts to avoid blocking the entrance to the Premises and providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant’s business, and any loss of occupancy or quiet enjoyment of the Premises. Landlord shall have the right to use any and all means which Landlord may deem proper to open any doors or otherwise obtain access to the Premises in an emergency, without liability to Tenant except for any failure to exercise due care for Tenant’s property, and any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof.

28.
ASSIGNMENT AND SUBLETTING.    Tenant shall not either voluntarily or by operation of law assign, transfer, mortgage, pledge, hypothecate, or encumber this Lease or any interest therein and shall not sublet the Premises or any part thereof or any right or privilege appurtenant thereto or allow any person (the employees, agents, servants, and invitees of Tenant excepted) to occupy or use the Premises or any portion thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

29.
HOLDING OVER.    If Tenant remains in possession of the Premises or any part thereof after the expiration of the Lease Term herein without the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of one hundred fifty percent of the Lease Term monthly rent, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy.

30.	TENANT’S DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

(i)	Abandonment. Tenant vacates or abandons the Premises.
(ii)
Failure to Pay Rent.    Tenant fails to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period often (10) days after certified mail written notice thereof by Landlord to Tenant.

(iii)
Failure to Observe Other Covenants.    Tenant fails to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant Where such failure shall continue for a period of ten (10) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than 10 days are reasonably required for such cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 10 days and thereafter diligently prosecutes such cure to completion.

(iv)
Insolvency.    Tenant makes any general assignment or general arrangement for the benefit of creditors or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition of reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days) or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within 60 days of the attachment, execution, or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interests in this Lease where such seizure is not discharged within 60 days.
(v)	Misrepresentation. Tenant representation or statement to Landlord in connection with this Lease that is or was false or misleading in any material respect when made or furnished.
(vi)	Failure to Take Possession. Tenant fails to take possession of the Premises on the Commencement Date as the same may be extended hereunder.

31.
REMEDIES ON DEFAULT.    In the event of any default or breach of any provision of this Lease Agreement by Tenant, Landlord may, at any time thereafter with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach, exercise any of the following remedies:

(i)
Termination of Possession:    Landlord may terminate Tenant’s right to possession of the Premises by written notice to Tenant or any other lawful means, terminate this Lease by written notice to Tenant, re-enter and take possession of the Premises, and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including without limitation past due rent, interest and late charges, the cost of recovering possession of the Premises, the expenses of reletting, and any other costs or damages arising out of Tenant’s default, including without limitation the costs of removing persons and property from the Premises, the costs of repairing or altering the Premises for reletting, brokers’ commissions, and legal expenses and fees.

(ii)
Notwithstanding any termination, re-entry, or reletting, the liability of Tenant for the Rent and other charges and adjustments for the balance of the Lease Term shall not be extinguished by any Lease Agreement termination, and Tenant shall pay and Landlord may recover from Tenant at the time of termination, re-entry, or reletting, the excess, if any, of the amount of such rents reserved in this Lease for the balance of the term hereof over the then reasonable rental value of the Premises for the same period. Reasonable rental value shall mean the amount of rental that Landlord does or could reasonably be expected to obtain as rent for Premises as an adult nightclub, lawfully permitted to serve liquor, for the remaining balance of the Lease Term. In the event that Landlord relets the Premises or any part thereof without first terminating Tenant’s right to possession pursuant to this Lease, Landlord reserves the right, at any time thereafter, to elect to terminate Tenant’s right to possession to that or other portions of the Premises for the default that originally resulted in the reletting.
(iii)
Enforcement of Lease.    Landlord may maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Rent, and any other charges and adjustments as may become due hereunder. Landlord’s failure or inability to relet the Premises or any part thereof shall not reduce or restrict or in any way affect Landlord’s right to recover from Tenant all such rent and other sums as the same become due, and, despite such failure or inability to so relet the Premises or any part thereof, Tenant shall pay to Landlord upon demand therefor any and all costs, including without limitation the cost of any alterations and repairs to the Premises, incurred by Landlord in connection with Landlord’s effort to relet the Premises or any part thereof.

(iv)
Other Remedies.    Landlord may pursue any other remedy, and exercise its rights against any collateral pledged by the Tenant as security for performance of this Lease, now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located, in addition to the foregoing. It is understood and agreed that Landlord’s remedies hereunder are cumulative, and the exercise of any right or remedy shall not constitute a waiver of any other right or remedy.

(v)
Removal of Personal Property.    In the event of a retaking of possession of the Premises by Landlord, Tenant shall remove all of the Tenant’s personal property located thereon and, upon failure to do so upon demand of Landlord, the Tenant agrees the Landlord may remove and store the same in any place selected by Landlord, including without limitation a public warehouse, at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of 30 days or more, Landlord may sell any or all of such property at a public or private sale and shall apply the proceeds of such sale first to the cost of such sale, secondly to the payment of the charges for storage, if any, and thirdly to the payment of any other sums of money which may be due from Tenant to Landlord under the terms of this Lease, and the balance, if any, to Tenant. Tenant hereby waives all claims for damages that may be caused by Landlord’s lawfully re-entering and taking possession of the Premises or lawfully removing and storing the property of Tenant as herein provided and will hold Landlord harmless from loss or damages occasioned by Landlord thereby, and no such lawful re-entry shall be considered or construed to be a forcible entry.

32.
DAMAGE AND RECONSTRUCTION.    Should the Premises be damaged during the Lease Term the Tenant shall immediately notify Landlord, and the rights and responsibilities of Landlord and Tenant shall then be as follows:

(i)
Insured Damage.    In the event the Premises or the Building are damaged by fire or other perils covered by Tenant’s or Landlord’s casualty insurance, the parties agree forthwith to commence repair of the same to the extent of insurance proceeds available and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the Rent from the date of damage and while such repairs are being made, such proportionate reduction to be based upon the extent to which the damage and making of such repairs shall cause undue interference with the business carried on by Tenant in the Premises. If the damage is due to the fault or neglect of Tenant or Tenant’s employees, there shall be no abatement of rent.

(ii)
Other Damage.    In the event the Premises or the improvements thereon are damaged as the result of any cause other than the perils covered by Landlord or Tenant’s casualty insurance or for which there is insufficient insurance to fully cover any damage then the Landlord shall have the option to terminate this Lease upon ten (10) days written notice. If within ten (10) days of any such notice to terminate the Lease the Tenant gives the Landlord written notice that the Tenant will reconstruct any damaged portion of the Premises or Building with its own resources, and that said reconstruction can be completed in three months, then Landlord shall have the option to nullify its Lease termination and allow such reconstruction to occur and for this Lease Agreement to continue in full force and effect.

33.
DAMAGE TO TENANTS PROPERTY.    In the event of damage to the Tenant’s property, caused by any event or source, the Landlord shall not be required to repair any such damage or to make any repairs or replacements of any leasehold improvements, fixtures’ or other personal property of Tenant.

34.
EMINENT DOMAIN TAKING.    If twenty-five percent or more of the Premises or the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right at its option within 60 days after said taking to terminate this Lease upon 30 days’ written notice.

35.
PARTIAL TAKING.    If less than twenty-five percent of the Premises are taken, or twenty-five percent or more of the Premises are taken and neither party elects to terminate as herein provided, the terms of this Lease shall remain in full force and effect.

36.
AWARD.    In the event of any taking or appropriation whatsoever, Landlord shall be entitled to any and all awards or settlements which may be given and Tenant shall have no claim against the condemning authority or Landlord for the value of any unexpired term of this Lease, and Tenant hereby assigns to Landlord any and all claims to any award or settlement. Nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property or fixtures belonging to Tenant, for the interruption of or damage to Tenant’s business, or for Tenant’s moving expenses.

37.
TENANT SIGNS.    Tenant may erect signage in conformity with local law. Any such signage will be paid for by the Tenant and will be installed at Tenant’s expense. The size and character of any such signage will be required to be approved by the Landlord before it can be installed. Tenant shall pay the costs of removal of such signs upon termination of the Lease, and such signs shall be the property of Tenant. In the event a “sign structure or pole” is constructed to house any signage said pole or sign structure shall become the property of the Landlord at the end of the Lease Term unless the Tenant exercises its option to purchase the Premises.

38.
“FOR LEASE” OR “FOR SALE” SIGNS.    At any time within 180 days prior to the expiration of this Lease, Landlord may place upon the Premises “For Lease” signs, unless Tenant exercises its option to purchase the Premises.

39.
SUBORDINATION AND MODIFICATION BY LENDER.    Tenant agrees that this Lease shall be subordinate to any mortgage or deed of trust that may hereafter be placed upon the Premises or the Building and to any and all advances to be made thereunder, to the interest thereon, and all renewals, replacements, and extensions thereof. Tenant further agrees that if, in connection with obtaining financing for the leased Premises, a lender shall request modification of this Lease as a condition to such financing. Tenant shall not withhold, delay, or defer Tenant’s consent thereto, provided that such subordination and/or modifications do not alter or modify in any way the full and complete Tenant benefit and obligations arising under this Lease Agreement.

40.
TENANTS STATEMENT.    Tenant shall at any time and from time to time upon not less than three days’ prior written notice from Landlord execute, acknowledge, and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in fall force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the date to which the rental and other charges are paid in advance, if any; (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed; and (c) setting forth the date of commencement of rents and expiration of the term hereof. Any such statement may be relied upon by any prospective purchaser or encumbrancer of the leased Premises property. Failure to provide such statement shall be deemed confirmation of the statement of Landlord regarding each of the foregoing items.

41.
AUTHORITY OF TENANT.    Tenant represents that each individual executing this Lease on behalf of the Corporation is duly authorized to execute and deliver this Lease on behalf of the Corporation, in accordance with the bylaws of such corporation, and that this Lease is binding upon the VGC HOLDINGS, INC, A COLORADO CORPORATION in accordance with its terms. Upon request. Tenant agrees to provide a Certificate of Officer/Director verifying the authority and position of each signatory.

42.	OPTION TO PURCHASE LEASE PREMISES:

(i)
IN CONSIDERATION OF THE PAYMENT OF TEN ($10.00) DOLLARS PAID BY THE TENANT TO THE LANDLORD, THE LANDLORD GRANTS TO THE TENANT AN OPTION TO PURCHASE THE PREMISES ON MAY 1, 2007 FOR THE TOTAL CASH PRICE OF NINE-HUNDRED THOUSAND ($900,000.00) DOLLARS.

(ii)	NOTICE OF THE TENANT’S INTENT TO EXERCISE THE AFORESAID OPTION TO PURCHASE MUST BE GIVEN TO THE LANDLORD’S REPRESENTATIVE NO LATER THAN FEBRUARY 1, 2007.
(iii)
Upon Tenant’s exercise of the option to purchase Landlord Sellers shall convey title to the Leased Premises to Tenant by Special Warranty Deed, free and clear of all liens, claims, encumbrances except, those easements and restrictions currently of public record, as disclosed in the Owner and Encumbrance Report obtained by the Sellers attached to this Lease Agreement and marked Exhibit C.

(iv)
Upon the exercise of the option to purchase. Landlord shall, at its sole costs and expense, provide tenant a policy of owners title insurance, insuring Tenant’s title to the Lease Premises subject only to the exceptions described in the above subparagraph (iii)

(v)
Landlord agrees to execute and acknowledge a“NOTICE OF OPTION TO PURCHASE,” the form and substance of which shall be mutually acceptable to Landlord and Tenant, and Tenant may record that Notice in the real estate records of the County in which the Leased Premises are located.

43.	SECURITY INTEREST IN EQUIPMENT, FIXTURES AND LIQUOR LICENSE FOR PAYMENT OF RENT AND OBLIGATIONS UNDER THIS LEASE AGREEMENT.

(i)
The Tenant here grants to the Landlord a security interest in the equipment and fixtures of the business to be conducted at 213-215 Madison, Brooklyn, Illinois as well as a certain City and State Liquor Licenses; Brooklyn Liquor License # 2001-023-04 and Illinois Liquor License # 01-1A-0014399 as security for the payment of the obligations contained herein.

(ii)
Tenant agrees to promptly execute all necessary UCC forms, and supply an itemization of the aforementioned equipment, fixtures and liquor license #’s to enable the Landlord to preserve and record its security interest in this equipment, etc.

44.
ANCILLARY PARKING.    Landlord agrees to take whatever measures are necessary to assign or sublet to the Tenant, for only the term of the Lease, the Landlord’s current interest in any offsite parking related to the Premises or any business operated at the Premises. A copy of the Lease Agreement pertaining to this ancillary offsite parking is attached to this Lease Agreement and marked Exhibit B. Tenant agrees to satisfy all the Tenant/Lessee obligations arising under such Lease Agreement and to hold RELMSS Service/Landlord harmless therein, and to indemnify the Landlord for any losses or damages suffered by the Landlord as a direct or indirect result of VGC HOLDINGS, INC, A COLORADO CORPORATION not satisfying any of the terms or conditions of any such Lease Agreement for ancillary, offsite parking for the Premises. In the event the Tenant exorcises its option to purchase the Premises then these same offsite parking Leases shall be assigned to the Tenant as part of the parties Sale-Purchase Agreement, at no additional consideration to the agreed Purchase Price for the Premises.

45.	GENERAL PROVISIONS. Landlord and Tenant agree to the following general provisions:

(i)	Personal Guarantees. This Lease Agreement shall be further secured by the personal guarantees of Troy Lowrie.
(ii)
Waiver.    The waiver by Landlord of any term, covenant, or condition herein contained shall not be deemed to be the waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding default at the time of the acceptance of such rent.

(iii)	Joint Obligation. If there be more than one tenant, the obligations hereunder imposed shall be joint and several.
(iv)	Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.
(v)	Headings. The headings and section titles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.
(vi)
Successors and Assigns.    The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators, and assigns of the parties hereto.

(vii)	Recordation. Landlord may record this Lease or any security interests agreements associated with this Lease.
(viii)
Quiet Possession.    Upon Tenant paying the rent reserved hereunder and performing all of the covenants, conditions, and provisions on Tenant’s part to be observed and performed hereunder. Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease. The Premises are leased subject to any and all existing encumbrances, conditions, rights, covenants, easements, restrictions, rights-of-way, and any matters of record, applicable zoning and building laws, and such matters as may be disclosed by inspection or survey.
(ix)
Overdue Payments.    Unpaid installments of the Rent, or other sums due hereunder shall bear interest from the date due at the rate of 10% percent per annum. Tenant hereby farther agrees to pay any reasonable attorneys’ fees and expenses incurred by Landlord by reason of Tenant’s failure to pay Rent, or otherwise comply with the terms of this Lease Agreement.

(x)
Amendments to Lease.    No provisions of this Lease may be amended or added to except by agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding upon any party until fully executed by both parties hereto.

(xi)
Inability to Perform.    This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of Landlord’s obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of Landlord.

(xii)
Partial In validity.    Any provisions of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision hereof, and such other provision shall remain in full force and effect.

(xiii)	Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall whenever possible be cumulative with all other remedies at law or in equity.
(xiv)	Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Illinois.
(xv)
Attorneys Fees.    If either party should bring an action, legal or equitable, to enforce any term or condition of this Lease Agreement, the prevailing party in that action shall be entitled to recover its costs, as well as reasonable attorneys’ fees in addition to such other remedies or relief as shall be granted by the Court.

(xvi)
Real Estate Commission.    Each party warrants to the other that it has not employed real estate broker or agent in connection with this Lease Agreement, and that the other party shall not be subject to liability for a real estate commission as a result of any contract or actions of the warranting party. Each party agrees to indemnify And hold the other party harmless for any breach of this warranty.

(xvii)	Execution. This Lease has been executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(xviii)
Notices.    All notices to be given hereunder shall be deemed to have been given when given in writing by depositing the same as certified mail in the United States mail, prepaid, and addressed to the party at the respective mailing address as herein set forth, and shall be deemed effective 24 hours thereafter unless otherwise specified herein.

Landlord:	RELMSS SERVICE, INC. ATTENTION: JAMES LICHTY 2812 SW MAXFIELD TOPEKA, KANSAS 66614

Copy to:	Michael Di Cavalcante 11724 Hemlock Overland Park, Kansas 66210

Tenant:	VGC HOLDINGS, INC. ATTENTION: TROY LOWRIE 1601 W. Evans Denver, Colorado

and MICHAEL OCELLO 1401 Mississippi Ave. Suaget, Illinois 62201

(xix)	It is understood that each party may change the address to which notices may be sent by giving a written notice of such change to the other party hereto in the manner herein provided.
(xx)	Advice of Counsel: Each party acknowledges it has had advice of independent counsel respecting this Lease Agreement.
(xxi)	Tenant agrees this Lease may be recorded.

46.	OFFSET OF INDEMNIFICATION LIABILITIES.

(i)
Landlord acknowledges that this Lease Agreement is entered into at the same time as a Stock Purchase/Sale Agreement by which Tenant has purchased all of the issued and outstanding common stock of Platinum of Illinois, Incorporated, and that, pursuant to Paragraph 1.8 of that agreement Tenant may be entitled to indemnity for certain losses and damages. In consideration of Tenant’s execution of this Lease Agreement, Landlord is willing to enter into an Offset Agreement with Tenant, the substance of which shall be to allow Tenant offset against its Lease Payments (defined below) all direct damages owing from Sellers pursuant to Paragraph 1.8 of the Stock Purchase/Sale Agreement in the event that Sellers shall not so indemnify Buyer within 30 days after written notice. The term “Lease Payments” shall mean: (1) all payments of Base Rent that shall become due under this Lease Agreement, and (2) the purchase price that shall be payable by Tenant to Landlord in the event Buyer exercises the option to purchase the Leased Premises pursuant to paragraph 4.2 of this Lease Agreement. The provisions of this Paragraph 46 and of the Offset Agreement shall prevail over any contrary or inconsistent provision of this Lease Agreement.
(ii)
In any event that Tenant becomes aware of any claim, damage or loss, which in its opinion might lead to an indemnification claim against the Sellers or RELMSS Service, Inc., it shall immediately deliver to the Landlord notice of any such claim, damage and/or loss and simultaneously supply Landlord with all documentation relied on by Tenant to conclude that an indemnification claim exists.

(iii)
In any event where any such indemnification claim is made against the Landlord, the Tenant, or any subsequent assignee or subletee, shall permit the Landlord the right to defend any such claim by a third party, and until any such defense is concluded no offset shall be allowed.

(iv)	In the event the Tenant fails to notify the Landlord within ten (10) days of its knowledge of any such indemnification claim against the Landlord then any such claim shall be waived.

EXECUTED as of the day and year first above written.

LANDLORD:    RELMSS SERVICE, INC.

By:	/s/ JAMES LICHTY	5/1/02
	[Its authorized agent]	Date

TENANT:    VGC HOLDINGS, INC.

By:	/s/ TROY LOWRIE	5/1/02
	[By its authorized agent]	Date

PERSONAL GUARANTY

The undersigned “Personal Guarantor” acknowledges that he/she has a personal financial stake in the affairs of the Tenant referred to in the above as regards the carrying on of a business to be operated at the “Premises” of 213-215 Madison, Brooklyn, Illinois. Because of these circumstances, and as an added inducement to the Landlord to grant the above referenced Lease, the undersigned Personal Guarantor here agrees that in the event of the Tenant’s breach or default of the obligations contained in the above referenced Lease Agreement that he/she will be personally liable to the Landlord above for all SUMS DUE but unpaid UNDER THIS LEASE. In the event the tenant does not make timely payments of rent or other charges due under this Lease [including those sums due in the event of an acceleration or rent payments] the undersigned agrees to be fully responsible to the Landlord for any such rent or charges, and to pay same within ten (10) days of notice of any such breach or default mailed to the address listed here, which is hand printed by the Personal Guarantor at the execution of this Lease Agreement.

In the event services of counsel are required to enforce this Personal Guarantee the Personal Guarantor agrees to pay the reasonable attorney fees incurred by the Landlord or its assignee to enforce this Personal Guarantee.

AGREED:

/s/ Troy Lowrie
[Personal Guarantor / Date {Please print and sign name]

Troy Lowrie
1601 W Evans
Denver, CO 80223
[Personal Guarantor: Please hand
print here the address where any
notice of breach or default of this
Lease Agreement should be mailed]